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                                                                    EXHIBIT 9(a)



                                  BROWN & WOOD



                             ONE WORLD TRADE CENTER
                           NEW YORK, N.Y. 10048-0557



                            TELEPHONE: 212-839-5300
                            FACSIMILE: 212-839-5599



                                          July 14, 1993



Merrill Lynch Oregon Municipal Bond Fund of
Merrill Lynch Multi-State Municipal Series Trust
Box 9011
Princeton, New Jersey 08543-9011



Dear Sirs:



     This opinion is furnished in connection with the registration by Merrill Lynch Oregon Municipal Bond Fund (the "Fund") of Merrill Lynch Multi-State Municipal Series Trust, a Massachusetts business trust (the "Trust"), of an indefinite number of Class A shares of beneficial interest, par value $0.10 per share, and Class B shares of beneficial interest, par value $0.10 per share, (together, the "Shares"), under the Securities Act of 1933 pursuant to a registration statement on Form N-1A (File No. 33-64502), as amended (the "Registration Statement").



     As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Declaration of Trust of the Trust, the By-Laws of the Trust, the instrument establishing the Fund as a series of the Trust, the instrument designating the Class A and Class B Shares, and such other documents as we have deemed relevant to the matters referred to in this opinion.



     Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement for consideration not less than the par value thereof, will be legally issued, fully paid and nonassessable shares of beneficial interest of the Fund.



     In rendering this opinion, we have relied as to matters of Massachusetts law upon an opinion of Bingham, Dana & Gould rendered to the Trust.



     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus and Statement of Additional Information constituting parts thereof.



                                          Very truly yours,



                                          /s/ BROWN & WOOD